                                                                   EXHIBIT 21.01


                                  SUBSIDIARIES


                                                                                JURISDICTION OF
                                                                                 INCORPORATION
NAME OF SUBSIDIARY                                                              OR ORGANIZATION
ABCO Industries, Incorporated                                                   South Carolina

Eastman Chemical Argentina S.A.                                                    Argentina

Eastman Chemical, Asia Pacific Pte. Ltd.                                           Singapore

Eastman Chemical Brasileira Ltd.                                                    Brazil

Eastman Chemical B.V.                                                             Netherlands

Eastman Chemical Canada, Inc.                                                       Canada

Eastman Chemical Ectona, Ltd.                                                       England

Eastman Chemical Espana, Inc.                                                      Delaware

Eastman Chemical Espana, S.A.                                                        Spain

Eastman Chemical, Europe, Middle East and Africa, Ltd.                             Delaware

Eastman Chemical Financial Corporation                                             Delaware

Eastman Chemical Foreign Sales Corporation                                         Barbados

Eastman Chemical Company Foundation, Inc.                                          Tennessee

Eastman Chemical Holdings, S.A. de C.V.                                             Mexico

Eastman Chemical Hong Kong Limited                                                 Hong Kong

Eastman Chemical Industrial de Mexico, S.A. de C.V.                                 Mexico

Eastman Chemical Japan Limited                                                       Japan

Eastman Chemical Korea Ltd.                                                          Korea

Eastman Chemical Ltd.                                                              New York

Eastman Chemical Latin America, Inc.                                               Delaware

Eastman Chemical (Malaysia) Sdn. Bhd.                                              Malaysia

Eastman Chemical Mexicana S.A. de C.V.                                              Mexico

Eastman Chemical, Netherlands B.V.                                                Netherlands

Eastman Chemical S. Com P.A.                                                         Spain

                                  SUBSIDIARIES


                                                                                JURISDICTION OF
                                                                                 INCORPORATION
NAME OF SUBSIDIARY                                                              OR ORGANIZATION
Eastman Chemical Singapore Pte. Ltd.                                               Singapore

Eastman Chemical Technology Corporation                                            Delaware

Eastman Chemical (UK) Limited                                                   United Kingdom

Eastman International Management Company                                           Tennessee

Enterprise Genetics, Inc.                                                           Nevada

Hartlepet, Limited                                                              United Kingdom

Holston Defense Corporation                                                        Virginia

Mustang Pipeline Company                                                             Texas

Pinto Pipeline Company of Texas                                                      Texas

Workington Investments Limited                                                  United Kingdom





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